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                                                                   EXHIBIT 10.3

                         MANAGEMENT SERVICES AGREEMENT


This Management Services Agreement (this "Agreement") is made this 1st day of June 2000, by and between Techolym, L.P., a Texas limited partnership ("Techolym"), and Newmark Homes Corp. (the "Company"), a Nevada corporation.

                                    RECITALS

WHEREAS, Techolym is a wholly owned subsidiary of Technical Olympic USA, Inc. ("Technical Olympic"), a Delaware corporation; and

WHEREAS, Technical Olympic purchased eighty percent (80%) of the issued and outstanding common stock of the Company on December 15, 1999; and

WHEREAS, Technical Olympic has been providing corporate and staff support and management services to the Company since December 15, 1999; and

WHEREAS, the Company desires to provide for the continuation of such corporate and staff support and management services to the Company in connection with the business and policies of the Company, such services to be provided by Techolym; and

WHEREAS, the providing of such services to the Company is in the best interest of the Company:

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Engagement

The Company hereby engages Techolym and Techolym hereby accepts such engagement and agrees to perform the corporate and staff support and management services described in Paragraphs 3, 4 and 5 (together, the "Services") on behalf of and for the account of the Company in accordance with the terms and conditions of this Agreement; provided, however, that Services expressly excludes any such services which Techolym would not be legally permitted to provide to a third party. Techolym shall hire such professionals as may be necessary to perform certain Services and shall monitor or supervise the performance of such Services by such third party providers.

2. General Standards

Techolym will provide and/or will cause the Services to be provided hereunder with reasonable diligence.



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3. General Advisory Services

Techolym agrees that the Services will include consultation with and assistance to the Board of Directors and management of the Company in connection with issues involving any and all matters of the business or affairs of the Company including, but not limited to, strategic analysis, planning and management, corporate governance and reporting, financial analysis, monitoring and reporting, business development and consultation, insurance, litigation, personnel and all other matters involving or affecting the business or affairs of the Company or any of its subsidiaries. Techolym and the Company acknowledge and agree that Techolym is not an agent of the Company, that Techolym is not and will not be responsible for any management decisions on behalf of the Company and that it may not commit the Company to any action. In performing Services, Techolym will act under the direction of the Board of Directors of the Company and will consult regularly with the Board of Directors (or a designee thereof). Techolym will assist the management of the Company with the implementation of all resolutions relating to the Services adopted by the Company's Board of Directors (or an executive committee thereof).

4. Administrative Support Services

         (a) Techolym shall provide support services to the Company, in the areas of financial planning, budgeting and analysis; the monitoring of the performance of the Company (excluding the day-to-day operations of the Company) and preparing reports for the Board of Directors regarding such performance; evaluating and advising the Company regarding business opportunities, whenever requested by management; and attending to the administrative duties of business of the Company (excluding the day-to-day operations of the Company).

         (b) Techolym shall provide such support services to the Company as requested by management to assist it in the monitoring of outside counsels, litigation matters, and other legal matters affecting the Company.

         (c) Techolym shall provide the services necessary to provide assistance in connection with the Company's obligation to prepare any and all filings required to be made with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 or the National Association of Securities Dealers for listing on the NASDAQ National Market or other applicable securities exchange pursuant to the laws, rules and regulations governing the same, and in the preparation and distribution of all materials required to be delivered to the holders of the Common Stock of the Company pursuant to such laws, rules and regulations.

         (d) Techolym shall maintain the corporate records of the Company and its subsidiaries and shall provide the services necessary to provide assistance in


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                  connection with the meetings, actions, and corporate
                  governance of the boards of directors, committees and shareholders of the Company and its subsidiaries.

         (e) At Techolym's election, it may cause one or more of its affiliates or third party contractors to provide certain of the Services called for by this Agreement; provided, however, that Techolym shall remain responsible for the provision of the Services in accordance with this Agreement.


5. Incidental Services

Techolym shall perform such incidental services to the ones listed in Paragraphs 3 and 4 as reasonably requested from time to time by the Board of Directors or management of the Company, but only to the extent that Techolym consents to perform such incidental services.

6. Reimbursement and Compensation

         (a) The Company, in consideration for the performance of the Services provided to the Company by or on behalf of Techolym for fiscal 2000, agrees to reimburse Techolym $1,500,000, said amount being the budgeted operating cost of Techolym (or Technical Olympic prior to the date of this Agreement) necessary to perform the Services subsequent to January 1, 2000. The amount of $750,000 of the consideration shall be paid to Techolym by June 10, 2000, and $125,000 shall be paid to Techolym by the tenth (10th) day of each subsequent month through and including December 10, 2000.

         (b) For subsequent years beginning in 2001, the consideration to be paid to Techolym shall be variable and shall be the greater of either:

                  (1) 107.5% of the actual consideration paid to Techolym for the Services provided in the prior year; or

                  (2) The amount, to a maximum of 125% of the actual consideration paid to Techolym for the Services provided in the prior year, of the budgeted operating cost of Techolym necessary to provide the Services to the Company, said budget being prepared in December of the prior year. The amount of consideration to be paid in these subsequent years under this Section 6(b)(2) shall be communicated to the Company prior to December 10 of the prior year. In the event that the budgeted operating cost of Techolym necessary to provide the Services to the Company exceeds 125% of the actual consideration paid to Techolym for the Services provided in the prior year, Techolym shall submit such budget to the Company for approval prior to such amount in excess of 125% being in effect.


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Payment by the Company to Techolym for the subsequent years shall be on a monthly basis beginning January 10 of such year and shall be equal to one-twelfth of the greater of the amount calculated pursuant to Paragraph 6(b)(1) or 6(b)(2) above.


         (c) The reimbursement and compensation described in this Paragraph 6 shall constitute Techolym's full and complete consideration for the performance of the Services.

7. Access

Subject to the confidentiality provisions of Paragraph 15, the Company agrees to provide Techolym such access to its records, personnel and locations as is necessary for the fulfillment of Techolym's duties hereunder. The Company agrees to make appropriate personnel available to act promptly upon recommendations made by Techolym hereunder and approved by the Company and to facilitate the performance of Techolym's duties pursuant to this Agreement. The Company shall provide Techolym, promptly following the request therefore, all appropriate information and direction as shall be necessary and useful to Techolym in timely and competently performing the Services hereunder.

8. Designees

Each of Techolym and the Company hereby designate the persons listed below as the primary contacts for the purposes of the administration of this Agreement, including the delivery and receipt of all invoices for expense reimbursement as provided in Paragraph 6 hereof, and the delivery of any other notices or communications provided for herein, or otherwise given.

For Techolym:              Technical Olympic USA, Inc.
                           1200 Soldiers Field Drive
                           Sugar Land, Texas 77479
                           Facsimile: 281-243-0116
                           Attention: Holly A. Hubenak

For the Company:           Newmark Homes Corp.
                           1200 Soldiers Field Drive
                           Sugar Land, Texas 77479
                           Facsimile: 281-243-0168
                           Attention: Terry C. White

9. Nature of Services

Techolym and the Company agree that all Services performed hereunder shall be in Techolym's capacity as an independent contractor, and it is not the purpose or intent of this Agreement to create any franchise, joint venture, trust, partnership, or


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employer/employee relationship for any purpose whatsoever. Nothing in this
Agreement shall be construed to make either party hereto an agent, joint venturer, partner, legal representative, employee or policy-making participant of the other, and neither party shall have the right to obligate or bind the other party in any manner whatsoever. The performance by Techolym of its duties under this Agreement shall not relieve the Company of any legal or contractual duty whatsoever, including duties to comply with applicable laws, rules, regulations, orders, policies, procedures and financial and accounting reporting obligations. Techolym shall have no authority under this Agreement to supervise employees or other agents of the Company, to implement policies or modify procedures or business plans or to mandate any course of action in connection with the operations of the Company.

10. Indemnification

The Company hereby agrees to indemnify Techolym for any losses, costs, expenses (including reasonable attorneys' fees), fees and judgments relating to claims asserted against Techolym by any third party as a result of, or relating to, the performance by Techolym of its duties pursuant to this Agreement, other than losses, costs, expenses, fees and judgments resulting from Techolym's gross negligence or willful misconduct.

Techolym hereby agrees to indemnify the Company for any losses, costs, expenses (including reasonable attorneys' fees), fees and judgments relating to claims asserted against the Company by any third party as a result of, or relating to, the gross negligence or willful misconduct of Techolym in the performance by Techolym of its duties pursuant to this Agreement.

The provisions contained in this Paragraph 10 shall survive the termination or expiration of this Agreement.

11. Term

The term of this Agreement shall commence on June 1, 2000 and shall remain in effect from year to year thereafter unless terminated by one of the parties in accordance with the terms of this Agreement.

12. Termination by Techolym

This Agreement may be terminated by Techolym at any time upon (a) the mutual agreement of the parties; or (b) the failure of the Company to pay to Techolym the reimbursements or compensation provided hereunder or to perform any of its other agreements contained herein (the "Company Breach") with such Company Breach continuing uncured for thirty (30) days after written notice to the Company from Techolym stating the Company Breach.


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13. Termination by the Company

This Agreement may be terminated by the Company at any time upon (a) the mutual agreement of the parties, (b) upon sixty (60) days prior written notice to Techolym, or (c) upon a material breach of this Agreement by Techolym (the "Techolym Breach") with such Techolym Breach continuing uncured for thirty (30) days after written notice to Techolym from the Company stating the Techolym Breach; provided, however, that if the Techolym Breach is not capable of cure within said thirty (30) day period, then Techolym shall have such time as is necessary, other than with respect to the provision of Services, to cure such Techolym Breach provided that Techolym commences action to cure the Techolym Breach within the thirty (30) day notice period and continues diligently to cure the Techolym Breach and, provided further, that such Techolym Breach shall be cured within 90 days of written notice.

14. Duties Upon Termination or Expiration

Upon termination or expiration of this Agreement, Techolym shall, within thirty
(30) business days thereafter, deliver to the Company complete copies of all records or reports, if any, maintained by Techolym in connection with the provision of the Services. Techolym shall also be available for a period not more than sixty (60) days following termination for reasonable consultations with the Company concerning the Services provided; provided, however, the Company shall reimburse Techolym for any reasonable and documented direct and out-of-pocket expenses incurred in connection with such consultations.

Upon termination or expiration of this Agreement, the Company shall compensate Techolym for all compensation accrued and unpaid as of the date of termination. Such payment shall be within three (3) business days of the delivery by Techolym of the information called for above.

Upon termination of this Agreement, Techolym agrees to comply with the confidentiality obligations set forth in Paragraph 15 below.

15. Confidentiality

Techolym acknowledges that it will have access to confidential information regarding the Company, its subsidiaries and its businesses. Techolym agrees that it and its subsidiaries, affiliates, employees, officers, directors, agents or other representatives will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than as required to render the Services, by law or with the written permission of the Company) any such confidential information. Confidential information does not include any information that has publicly become available prior to Techolym's receipt of such information or thereafter became publicly available (other than as a result of disclosure by Techolym).


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16. Modification

This Agreement may not be orally changed or modified. All changes or modifications to this Agreement shall be in writing signed by the party against whom enforcement of any change or modification is sought.

17. Waiver

No delay or failure to exercise any remedy or right occurring upon any breach or default shall be construed as a waiver of such remedy or right, nor shall it affect any subsequent default of a same or different nature.

18. Effect of Invalidity

Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect.

19. Successors and Assigns

Neither the Company nor Techolym may assign its rights nor claims, transfer or subcontract its obligations or delegate its duties hereunder, except as provided in Paragraph 1 or 4(e), without the prior written consent of the other party hereto.

20. No Third Party Beneficiary

 The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no other person shall have the right, separate and apart from the General Partner of Techolym, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

         21. Notices

All notices, requests, clause, demands and other communications hereunder shall be in writing and in English and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopy to the respective parties as follows:

If to the Company:      Newmark Homes Corp.
                        1200 Soldiers Field Drive
                        Sugar Land, Texas 77479
                        Facsimile:  281-243-0168
                        Attention:  Terry C. White


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If to Techolym:         Technical Olympic USA, Inc.
                        1200 Soldiers Field Drive
                        Sugar Land, Texas 77479
                        Facsimile:  281-243-0116
                        Attention:  Holly A. Hubenak

Or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided, however, that notice of any change of address shall be effective only upon receipt thereof.

         22. Further Actions

At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

         23. Captions

The paragraph captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement, nor the intent of any provision thereof.

         24. Counterparts

This Agreement may be executed in one or more counterparts, by facsimile or original signatures, each of which shall be deemed an original, but which, taken together, shall constitute one Agreement.

         25. Governing Law

This Agreement, and the application or interpretation thereof, shall be governed by the laws of the State of Texas.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


TECHOLYM, L.P., a Texas limited partnership

     BY:  TECHNICAL OLYMPIC USA, INC., its sole
          General Partner


By:   /s/ Holly Hubenak
Name:  Holly A. Hubenak
Title:  Vice President



NEWMARK HOMES CORP.



By:  /s/ Lonnie M. Fedrick
Name:  Lonnie M. Fedrick
Title:  President